UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 28, 2015

Virtus Investment Partners, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10994	95-4191764
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Pearl St., 9th Floor, Hartford, CT	06103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(800) 248-7971

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On May 28, 2015, Virtus Investment Partners, Inc. (the “Company”) held its annual meeting of stockholders (the “Meeting”) in Hartford, Connecticut. Each of the proposals voted on at the Meeting were approved by the Company’s stockholders. The final results for the votes regarding each proposal are set forth below.

Item 1. Election of Directors. The holders of record of the Company’s common stock elected four Class I directors as follows:

			Broker
Director	For	Withheld	Non Votes

Diane M. Coffey	7,666,246	74,829	467,095
Timothy A. Holt	7,667,222	73,846	467,095
Melody L. Jones	7,667,913	73,162	467,095
Stephen T. Zarrilli	7,621,004	120,071	467,095

Item 2. Ratification of Appointment of Independent Registered Public Accounting Firm. The ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was approved by the Company’s stockholders with 7,935,366 votes “For”; 84,382 votes “Against”; and 188,422 votes “Abstained.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUS INVESTMENT PARTNERS, INC.

Dated: May 29, 2015	By:	/s/ Mark S. Flynn
		Name:	Mark S. Flynn
		Title:	Executive Vice President, General Counsel and Secretary